As filed with the Securities and Exchange Commission on March 21, 2014

Registration No. 333-181807

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-181807

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PVR Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	4922	23-3087517
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Three Radnor Corporate Center

100 Matsonford Road

Suite 301

Radnor, Pennsylvania 19087

(610) 975-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas E. Long

Regency GP LLC

2001 Bryan Street

Suite 3700

Dallas, Texas 75201

(214) 750-1771

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neel Lemon

Andrew J. Ericksen

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-181807) (the “Registration Statement”) filed by PVR Partners, L.P., a Delaware limited partnership (“PVR”), on May 31, 2012 and amended on August 6, 2012, pertaining to the resale of 9,009,013 common units representing limited partner interests in PVR by certain third parties.

On March 21, 2014, PVR merged with and into Regency Energy Partners LP, a Delaware limited partnership (“Regency”), with Regency as the surviving limited partnership (the “Merger”). As a result of the Merger, the separate limited partnership existence of PVR ceased, and Regency continued its existence as the surviving limited partnership. PVR has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.

In accordance with the undertaking of PVR in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration the securities not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of said securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 21, 2014.

REGENCY ENERGY PARTNERS LP
(as successor by merger to PVR Partners, L.P.)

By:	Regency GP LP, its General Partner
By:	Regency GP LLC, its General Partner

By:	/s/ Thomas E. Long
Thomas E. Long Executive Vice President and Chief Financial Officer

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